                                                                   EXHIBIT 10.12

                                AGREEMENT BETWEEN
                                SIMMONS COMPANY,
                           JACKSONVILLE, FLORIDA PLANT

                                       AND

                 UNITED STEEL WORKERS OF AMERICA, AFL, CIO, CLC

                     OCTOBER 16, 2001 UNTIL OCTOBER 15, 2005

                                      INDEX

ARTICLE           TITLE                                                                                       PAGE
------------------------------------------------------------------------------------------------------------------

    I             RECOGNITION AND UNION SECURITY..........................................................      7
                  Employees Covered.......................................................................      7
                  Union Security..........................................................................      7
                  Check-Off...............................................................................      8
                  Union Representative Seniority..........................................................      9
                  Leave of Absence for UNION Activity.....................................................      9
                  Union Representatives Business..........................................................      9
                  Specification Information...............................................................      9

    II            DISCIPLINARY PROCEDURE..................................................................      9
                  Just Cause..............................................................................      9
                  Interview and Hearing...................................................................      9
                  Good Faith Duties.......................................................................     10
                  Correction of Offense...................................................................     10
                  Disciplinary Policy.....................................................................     10

    III           GRIEVANCE PROCEDURE AND ARBITRATION.....................................................     10
                  Grievance Procedure.....................................................................     11
                  Grievances - Step 1.....................................................................     11
                  Grievances - Step 2.....................................................................     11
                  Grievances - Step 3.....................................................................     11
                  Resolution by Default...................................................................     12
                  Arbitration of Disputes.................................................................     12
                  Selection of Arbitrators................................................................     12
                  Authority of Arbitrator.................................................................     12
                  Expedited Arbitration...................................................................     13

    IV            HOURS OF WORK AND PREMIUM PAY...........................................................     13
                  Work Week...............................................................................     14
                  Overtime Hours..........................................................................     14
                  Saturday and Sunday Work................................................................     14
                  Availability for Scheduled Work.........................................................     14
                  No Pyramiding...........................................................................     15
                  Shift Schedule..........................................................................     15
                  Temporary Assignment....................................................................     16
                  Shift Premiums..........................................................................     16
                  Reporting Pay...........................................................................     16

    V             NO STRIKE - NO LOCKOUT..................................................................     16

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


ARTICLE           TITLE........................................................................................PAGE
-------------------------------------------------------------------------------------------------------------------
    VI            MANAGEMENT RIGHTS CLAUSE................................................................      16

    VII           SENIORITY...............................................................................      17
                  Accumulation of Seniority...............................................................      17
                  Loss of Seniority Rights ...............................................................      17
                  Layoff..................................................................................      18
                  Right of Recall.........................................................................      18
                  Notice of Recall........................................................................      20
                  Change of Address.......................................................................      20
                  Definition and Notice of Layoff ........................................................      20
                  Furlough................................................................................      20
                  Job Bidding.............................................................................      21
                  Disqualification........................................................................      22
                  Probationary Period.....................................................................      22
                  Return from Promotion out of Bargaining Unit............................................      22
                  Seniority List..........................................................................      22
                  Change in Union Representatives.........................................................      23

    VIII          WAGES...................................................................................      23
                  Skill Group Classifications and Labor Grade Rates........................................     23
                  Hiring Rate.............................................................................      24
                  Training Rate...........................................................................      24
                  Incentive Compensation Plans............................................................      24
                  Inventory Work..........................................................................      24
                  General Wage Increases..................................................................      26
                  Reactivation of Old Classifications.....................................................      26
                  Establishment of New Classifications....................................................      26
                  Borrowed Man............................................................................      26
                  Average Rate Computation................................................................      27
                  Work Wait...............................................................................      27
                  Electric Power Failure...................................................................     27
                  Injured During Work.....................................................................      28
                  Work Hardening Procedures...............................................................      28
                  Union Meetings and Scheduled Overtime...................................................      29
                  Overtime Agreement......................................................................      29

                                      -3-
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

ARTICLE           TITLE........................................................................................PAGE
-------------------------------------------------------------------------------------------------------------------
    IX            STANDARD ALLOWED HOURS..................................................................      30
                  Incentive Compensation Plan.............................................................      30
                  New or Varied Jobs and Operations.......................................................      30
                  Standard Allowed Hour...................................................................      30
                  Written Confirmation and Effective Date of SAH..........................................      31
                  Procedural Interpretation of Section....................................................      32
                  Grievances Regarding Incentive Standards................................................      32
                  Availability of Time Study Data.........................................................      33
                  Union Time Study Engineer...............................................................      33
                  Standard Data...........................................................................      34

    X             PAID HOLIDAYS...........................................................................      34
                  Holidays Observed.......................................................................      34
                  Eligibility.............................................................................      34
                  Leave of Absence........................................................................      34
                  Sunday Holidays..........................................................................     35
                  Tenth Paid Holiday......................................................................      35
                  Holidays on Saturday....................................................................      35
                  Holiday Pay.............................................................................      35
                  Holidays During Approved Vacation.......................................................      35
                  Multiple Holidays on Same Day...........................................................      35
                  Pay Rate................................................................................      35
                  Overtime and Premium Pay................................................................      35

    XI            PAID VACATIONS..........................................................................      35
                  Vacation................................................................................      35
                  Pay Rate................................................................................      36
                  Intermittent Vacation...................................................................      36
                  Plant Shutdown and Staggered Vacation...................................................      37
                  Eligibility.............................................................................      37
                  Scheduling of Staggered Vacations.......................................................      37
                  No Accumulation.........................................................................      37
                  Shift Premium...........................................................................      37

    XII           ABSENTEE - NO REPORT....................................................................      37




                                      -4-
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



ARTICLE           TITLE........................................................................................PAGE
-------------------------------------------------------------------------------------------------------------------
    XIII          UIU PENSION TRUST.......................................................................      38

    XIV           UNITED STEELWORKERS HEALTH AND WELFARE FUND.............................................      39
                  Benefit Plan(s).........................................................................      39
                  Contribution Rates......................................................................      40
                  Eligibility.............................................................................      40
                  Employee Contributions..................................................................      41
                  Sickness and Health and Life Insurance..................................................      41
                  Payment of Contributions................................................................      41
                  Coverage................................................................................      41
                  Election of Category of Coverage and Right to Change....................................      41
                  Requirements............................................................................      42
                  Hold Harmless...........................................................................      42
                  Reinstatement of Coverage...............................................................      42
                  Part Time Employees.....................................................................      42
                  Audit Rights............................................................................      42
                  Availability of Benefits................................................................      42

    XV            JURY SERVICE............................................................................      43

    XVI           BEREAVEMENT PAY.........................................................................      44
                  Definition..............................................................................      44
                  Payment.................................................................................      44

    XVII          BULLETIN BOARDS.........................................................................      44
                  Bulletin Boards.........................................................................      44
                  Posting of Notices......................................................................      44

    XVIII         MILITARY CLAUSE.........................................................................      45

    XIX           EMPLOYEE BIRTHDAY PAY...................................................................      45

    XX            EQUAL EMPLOYMENT OPPORTUNITY............................................................      45

    XXI           SAVING CLAUSE...........................................................................      46
                  Separability............................................................................      46
                  Federal and State Laws..................................................................      46


                                      -5-
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

ARTICLE           TITLE........................................................................................PAGE
-------------------------------------------------------------------------------------------------------------------
    XXII          SEVERANCE AND PLANT CLOSINGS............................................................      46

    XXIII         DURATION AND TERMINATION AGREEMENT......................................................      46
                  Effective Dates.........................................................................      46
                  Entire Agreement........................................................................      46
                  Modification or Termination..............................................................     46

    XXIV          CONTRACT RE-OPENER .....................................................................      47

                  SIGNATURES..............................................................................      49

                  APPENDIX "A"............................................................................      50

                             JACKSONVILLE AGREEMENT

                      Language from Jacksonville Supplement
                         Language from Master Agreement

                                    AGREEMENT

         This Agreement, made this 16th day of October, 2001, by and between Simmons Company, Jacksonville, Florida (hereinafter referred to as the COMPANY) and the United Steelworkers of America, AFL, CIO, CLC (hereinafter referred to as the Union) on behalf of its Local Union No. 425, for and on behalf of itself and the employees of said COMPANY at its plant located at Jacksonville, Florida.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the promises and of mutual covenants and Agreements of the parties hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I
                                    ---------

                         RECOGNITION AND UNION SECURITY

         1.01 The UNION and the COMPANY shall cooperate to promote the welfare of the COMPANY and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the COMPANY and the UNION and, therefore, all Agreements or understandings concerning hours, wages and working conditions between the COMPANY and the employees covered by this contract are to be made by the COMPANY with the UNION as the representative of said employees. No individual employee or group of employees, nor member of the COMPANY shall have the authority to abridge or modify this Agreement in any manner.

         1.02 EMPLOYEES COVERED. The persons covered by this contract include all employees of the COMPANY described in Article VIII, Section 8.01, employed in its Jacksonville, Florida plant, excluding executives, sales employees, office workers, supervisors, inspectors, departmental coordinators or persons in any way identified with management.

         1.03     UNION SECURITY.

                           (a) The COMPANY agrees that as a condition of employment all employees in the bargaining unit shall become members of the UNION after the thirtieth day of their employment or thirty (30) days after the execution date of this Agreement, whichever is later.

                                    All employees who become members of the
                                    UNION shall remain members of the UNION in good standing by proper tender of dues and initiation fees during the term of this Agreement.

                           (b) The UNION agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

                           (c) Within five (5) days after receipt of written notice from the UNION that any employee has failed, pursuant to the terms of this article, to tender payment of the regular dues and initiation fee uniformly required as a condition of acquiring or retaining membership in the UNION, the COMPANY shall discontinue its employment of such employee. The COMPANY shall not be required by the UNION to discontinue the employment of any employee for any other reason.

                           (d) Upon demand by the UNION that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the COMPANY shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the UNION in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the UNION pursuant to paragraphs a, b, c, or d of this section, the UNION agrees to indemnify the COMPANY from any final determination of liability for this action if, prior to the discharge, the COMPANY sends an overnight letter to the District Director notifying him of the requested discharge. Failure of the District Director to respond by Overnight mail within five (5) days will be deemed concurrent with the local UNION request.

                           (e) The COMPANY shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period set forth in Section
                                    7.11 of this Agreement.

                           (f) The provisions of this section shall be applicable only to the extent permitted by applicable state and federal law.

                           (g) No UNION member shall be compelled to train employees of a non-UNION shop.

         1.04 CHECK-OFF. Upon written individual voluntary authorization by each employee and subject to the requirements of any applicable local, state or federal law, membership dues and initiation fees of the UNION as authorized and approved by the United Steelworkers UNION Executive Board due and unpaid shall be deducted from the wages of all employees covered by this Agreement and remitted by the COMPANY each and every month to the International Secretary-Treasurer. This article or any section thereof shall not be operative where prohibited by state law. The UNION agrees that it will indemnify and save the COMPANY harmless from any and all liability, claims, responsibility, damages or suit which may arise out of any action taken by the COMPANY in accordance with the terms of this article or in reliance upon the authorization mentioned herein.

         1.05 UNION REPRESENTATIVE SENIORITY. The President of the local UNION shall have top seniority in his classification and in the plant on all layoffs. All UNION stewards shall have top seniority in their respective classification and department on all layoffs. The seniority of the President of the local UNION shall supersede that of any department steward in the event of conflict.

         1.06 LEAVE OF ABSENCE FOR UNION ACTIVITY. (REFER TO PAY PLUS ADDENDUM) An employee, who returns to work after an authorized leave of absence for UNION activity shall be returned to his former labor grade assignment in line with his seniority. If said assignment is not in existence at that time, he/she shall go where his/her seniority will take him/her.

         1.07 UNION REPRESENTATIVES BUSINESS. (REFER TO PAY PLUS ADDENDUM) UNION representatives will be clocked down by the Supervisor for any Union Business during employee work hours. When a Union Official conducts approved Union Business throughout the day, whether paid by the Union or the Company, time worked in excess of eight (8) hours will be paid at the overtime rate. If MANAGEMENT approves a meeting during scheduled working hours, the committee shall receive labor grade rate for the time spent in such meeting.

         1.8 SPECIFICATION INFORMATION. Specification information will be made available to employees or UNION officials as required.

                                   ARTICLE II
                                   ----------

                             DISCIPLINARY PROCEDURE

         2.01 JUST CAUSE. The COMPANY shall not discharge, suspend, or otherwise discipline any employee except for just cause, or as provided in Section 1.03(d) if permitted by law.

         2.02 INTERVIEW AND HEARING. In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which he must be represented by a shop steward or an officer of the UNION.

         The UNION representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the COMPANY concerning the matter. The interview may be of very short duration and shall not be construed as part of the grievance procedure, as described in Article III of this Agreement, inasmuch as the primary function of the interview is to make certain that a UNION representative is aware of the discipline and that the employee knows precisely what he or she is disciplined for.

         In cases of physical altercation or where the employee is not on COMPANY premises at the time of the disciplinary action, the interview will be dispensed with.

         A discharged employee shall be entitled to a hearing before the COMPANY plant Labor Relations Committee at 10:00 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the UNION and the COMPANY.

         In the event an employee is unable to attend or the UNION is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the COMPANY is not liable for any wage during such period.

         2.03 GOOD FAITH DUTIES. No employee acting in the capacity of a UNION officer or UNION representative shall be disciplined for carrying out in good faith his duties under the provisions of this Agreement or as permitted by applicable law.

         2.04 CORRECTION OF OFFENSE. Once an individual is reprimanded and the offense is not committed again for a period of twelve (12) months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging COMPANY property, and poor quality.

         2.05 DISCIPLINARY POLICY. The COMPANY'S corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but, rather, to educate, correct and train people as effective team members who can be counted on to give reliable productive performance.

         Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of the lesser offenses as contrasted with the more serious offenses described in Section 2.04, each manager is cautioned with the need to believe that the employee has corrected his/her problem in the event there is no repetition of such within one year of the last infraction. In that event, the process is to begin anew.

                                   ARTICLE III

                       GRIEVANCE PROCEDURE AND ARBITRATION

         3.01     GRIEVANCE PROCEDURE

                  A. It is the intent of the parties to this Agreement that the grievance procedure hereby established shall serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the COMPANY and its employees or the COMPANY and the UNION.

                           A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the COMPANY and employee(s) or between the COMPANY and the UNION over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

                  B. Should any grievance arise between the COMPANY and any of the COMPANY's employees involving a work assignment, the employee involved shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his/her life, limb, or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

                  C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and UNION representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

         3.02 GRIEVANCES - STEP 1. If the grievance is not settled in verbal discussion described in Section 1(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his/her designated UNION representative. The designated UNION representative shall present the grievance form to the supervisor within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The supervisor has two (2) work days to answer.

         3.03 GRIEVANCES - STEP 2. A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) work days from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two (2) days shall meet and discuss the matter with the employee and a UNION representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

         3.04 GRIEVANCES - STEP 3. If a settlement is not obtained in Step 2, the grievance shall be referred to the COMPANY's Vice President - Human Resources, or his designated representative, as Step 3 by the local UNION representative within five (5) working days from the date of the reply under Step 2. The International Representative of the UNION shall meet with the COMPANY's Vice President - Human Resources, or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the COMPANY to the grievance considered at such meeting shall be given to the International Representative of the UNION within five (5) working days after such meeting.

         If an employee is needed as witness in the process of Step 1 or 2 by the UNION, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the UNION.

         3.05 RESOLUTION BY DEFAULT. Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this article, they shall be work days exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.

         3.06 ARBITRATION OF DISPUTES. If the grievance is subject to arbitration as provided herein and all conditions in Section 3.01 above have been satisfied, including the applicable time limits, then the UNION on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the COMPANY's answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this article.

         3.07 SELECTION OF ARBITRATORS. (REFER TO PAY PLUS ADDENDUM)Within ten
(10) calendar days after the UNION files its written request for arbitration pursuant to Section 3.06 above, the COMPANY or the UNION may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The UNION shall notify the COMPANY of its first strike, and each party shall then alternately strike one name until only one name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

         In the event the UNION and the COMPANY are unable to agree to a base rate on a new classification as provided in Section 8.11, the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

         Appeals under the Standard Allowed Hour Formula as described in Article IX, if warranted, shall be carried to arbitration under the above described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

         3.08 AUTHORITY OF ARBITRATOR. In interpreting and applying the provisions of this Agreement and in making findings of fact, the arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the arbitrator shall be judicial rather than legislative in nature. No arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this

Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the COMPANY's rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

         The arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter which is not expressly made subject to arbitration by the terms of this Agreement. No decision of the arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

         3.09 EXPEDITED ARBITRATION. The UNION or the COMPANY may invoke the expedited grievance procedure, as distinguished from the ordinary grievance procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. The parties will each select three (3) arbitrators who are either American Arbitration Association or FMCS arbitrators to serve on an expedited arbitration panel. Two of the six arbitrators shall be qualified time study engineers and all arbitrators selected for the panel must be willing to accept the contractual conditions for expedited arbitration. The party requesting the expedited grievance procedure shall immediately contact the American Arbitration Association headquarters (New York City) to request the first available arbitrator from the pre-agreed panel of six (6) arbitrators (see Appendix A) who can hear the case within seven (7) calendar days.

         The arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's written opinion will follow within thirty (30) days and such decision shall be final and binding on both parties.

         All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure, shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

                                   ARTICLE IV
                                   ----------

                          HOURS OF WORK AND PREMIUM PAY

         4.01     WORK WEEK. For the purpose of computing overtime pay, eight
                  (8) hours shall constitute a day's work; forty (40) hours, from Monday through Friday inclusive, shall constitute a week's work.

         4.02     OVERTIME HOURS.

                  A. All authorized time worked before regular starting time and/or after regular quitting time, including authorized time worked during the regular lunch period, shall be paid at time and one-half the average straight time hourly earnings as computed in
                           Section 8.13 reflecting the earnings for the week in which the overtime is worked.

                  B. Anyone reporting to work after their regular starting time will receive overtime pay only upon completion of eight (8) hours work.

         4.03 SATURDAY AND SUNDAY WORK. All work on Saturday as such will be paid at time and one-half. Also, double time will be paid for all work performed on Sunday, except in the case of any shift beginning in the preceding day and continuing into Sunday. Double time shall be paid to employees who are scheduled to work and perform work on a holiday.

         4.04 AVAILABILITY FOR SCHEDULED WORK. Employees must be available for all work scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason may be excused by management from working regular or overtime work at any particular time.

                                    (a) Overtime. Except for plant security,
                           continuous shift operations, emergency, or maintenance, the COMPANY will not require production employees to work in excess of 10 hours per day on Monday, Tuesday, Wednesday, Thursday, 8 hours on Friday, and/or in excess of 8 hours on Saturday, provided, however, that no employee will be compelled to work more than two consecutive Saturdays, except for the five (5) peak months. Up to ten (10) hours may be scheduled on Fridays and employees are required to work the scheduled hours. For those working the scheduled Friday hours, overtime on the succeeding Saturday and/or Sunday will be on a voluntary basis. In those five (5) months listed as peak months, employees shall be available for Saturday work when production schedules so require. A tentative schedule for these five (5) months will be given by December 15th. In the event any of these five (5) months need to be changed, a sixty (60) day notice will be given.

                                    (b) During the months described above the
                           Jacksonville plant UNION committee and the Operations Managers have the authority to agree to further enhance the varying starting times for selected operations in order to satisfy the scheduling needs for quick turn deliveries as well as to further ensure prompt delivery to customers. Three (3) days notice is also required for such change.

                                    (c) Production on Sundays and holidays and
                           in excess of the hours described in (a) above may be performed by volunteers but will not be mandatory.

                                    (d) If a holiday falls on Friday, then
                           Saturday work shall be performed by volunteers.

         4.05 NO PYRAMIDING. There shall be no pyramiding of any premium or overtime pay under this Agreement for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

         4.06 SHIFT SCHEDULE. The following is the usual shift schedule. The shift schedule below will be modified to permit local plant management to vary the starting time up to one hour either before or after the described normal starting time for those operations needed to balance the flow of work without penalty of overtime premium. The COMPANY is required to give three (3) calendar days notice of such change in writing to the UNION as well as posting such on the Bulletin Board and giving notice to the individual involved. Failure to give three (3) days notice for shift varying times will not release the COMPANY from payment of overtime premium pay. When it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of customer demands, the COMPANY may adjust shift hours, plus or minus up to one hour, with reasonable notice (reasonable means by the end of the prior working day) without penalty of overtime premium. In either case the company will make such shift changes or temporary assignment(s), by first asking the most senior qualified employee by classification and proceeding down the seniority list. When no employees, or not a sufficient number of employees volunteer, the company will assign the least senior employee, qualified by classification, and progress up the seniority list until the required assignment(s) is satisfied.

                  A. The normal starting time for the first shift will be 7:00 a.m. and employees will receive a thirty (30) minute lunch period without pay.

                  B. The normal starting time for the second shift will be 3:30 p.m. and employees will receive a thirty (30) minute lunch period without pay. As customer requirements demand, the start time can be varied, without penalty of overtime premium, from between 2:30 and 4:30 p.m.

                  C. When three shifts are to be worked in any department, the first shift will begin work at 7:00 a.m. and continue until 3:30 p.m. with a thirty (30) minute lunch period without pay; the second shift will begin work at 3:30 p.m. and continue to work until 12:00 midnight with a thirty (30) minute lunch period without pay; and the third shift will begin work at 12:00 midnight and continue to work until 7:00 a.m. with a thirty (30) minute lunch period without pay.

                  D. REST PERIODS. It is agreed that two (2) rest periods of ten (10) minutes will be given during each eight
                           (8) hour shift. One rest period is to be taken before the normal lunch period, and the other rest period is to be taken after the lunch hour.

         4.07 TEMPORARY ASSIGNMENT. When it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of customer demands, the UNION may mutually agree with the COMPANY to the adjustment of shift hours and reasonable notice ("reasonable" means by the end of the prior working day) will be given to the employee(s) involved without penalty of overtime premium.

         4.08 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of twenty (20) cents per hour.

         4.09 REPORTING PAY. When an employee reports for work at the regular starting time of his/her shift without previous notice not to report and his/her regular work is not available for him/her, he/she will receive a minimum of four
(4) hours work or pay, provided, however, that at the COMPANY's option, he/she may be assigned to another job for any portion of said four (4) hours, in which event he/she will be paid at average rate as computed in Section 8.13 for whatever time is spent at that job. The COMPANY shall have no liability regarding the above paragraph in the event of a breakdown of power outside of plant or if inside of plant and not maintained by the COMPANY, a general plant fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the COMPANY.

                                    ARTICLE V
                                    ---------

                             NO STRIKE - NO LOCKOUT

         Neither the UNION nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly, or individually encourage, engage in, or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage, or other interference with production of work during the term of this Agreement; and the COMPANY during the term of this Agreement will not lock out any of the employees covered by this Agreement.

                                   ARTICLE VI
                                   ----------

                            MANAGEMENT RIGHTS CLAUSE

         The UNION recognizes the right of the COMPANY to conduct its business, to operate its plants, and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this Agreement and it is understood that the COMPANY retains all management rights not specifically covered by this Agreement.

                                   ARTICLE VII
                                   -----------

                                    SENIORITY

         The COMPANY recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls from layoff shall be by seniority as herein provided.

         7.01 ACCUMULATION OF SENIORITY. Seniority shall continue and accumulate while the employee is continuously employed by the COMPANY and during the following periods of absence from work:

                                    (a) Up to twelve (12) months in case of
                           disability or illness;

                                    (b) During the first twelve (12) months of
                           layoff;

                                    (c) During military service;

                                    (d) When an employee is elected or appointed
                           to a UNION office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The UNION shall give the COMPANY two (2) weeks prior notice in such situation;

                                    (e) The manner of return to employment shall
                           be as provided herein.

                                    (f) To be eligible for a leave of absence,
                           an employee must have completed the probationary period provided in Section 7.11 and the leave request must be in writing.

         7.02 LOSS OF SENIORITY RIGHTS. Seniority shall terminate for the following reasons:

                                    (a)     When an employee resigns;

                                    (b)     When an employee is discharged;

                                    (c) For absence from the EMPLOYER's payroll
                           longer than twelve (12) continuous months due to layoff. If an employee is laid off with less than six
                           (6) months of service, his recall rights and seniority will remain in effect only as long as his length of service with the Company.

                                    (d) When an employee is recalled to work
                           after a layoff and does not return to work promptly thereafter without good cause.

                                    (e) When an employee falsifies any
                           information given in connection with his/her application for employment or in connection with a leave of absence.

                                    (f) In order to determine whether an
                           employee returning from a sick leave, job-connected or not, is physically able to satisfactorily perform the work without risking further injury to himself/herself or others, the COMPANY may require such returning employee to submit medical proof of his/her recovery, including a physical examination by a COMPANY doctor if desired by the EMPLOYER.

                                    (g) When the employee refuses to accept
                           available work such refusal will terminate the right of recall and result in the loss of all seniority rights.

         7.03     LAYOFF.

                  A. When there is not sufficient work for all employees, probationary employees with less than sixty (60) days seniority, shall first be laid off. If further reduction of the work force is necessary, employees will be laid off in accordance with Section 7.03. The Company recognizes the principle of seniority (last hired will be the first laid off) among its employees and agrees that all lay offs occasioned by lack of work and subsequent recalls from layoff shall be by seniority. Bumping rights or options will be given first to the most senior person to be laid off.

                                    B. In the event of a layoff, the reduction
                           will be by classification and seniority, giving the effected employee the following options:

                           1.       Bump the least senior employee in Group 5;

                           2.       Bump least senior employee in the Plant;

                           3. Bump the least senior employee in a job class for which the laid off employee has previously qualified;

                           4.       Be placed on surplus labor.

                           Inasmuch as both the Company and Union firmly believe in the value of employee seniority, affected employees with 10 years or more of seniority will have the additional option of bumping the least senior employee (providing this employee has less than 10 years seniority) within any of the classifications listed in 8.01 with the exception of maintenance and lift truck operators. The senior employee will have to qualify on the new job within the determined training period per Section 8.01 or will be placed on the least senior job in skill
                           Group 5.

                  C. Each employee affected by lay off will be given an interview regarding bump, surplus and recall. It is the responsibility of the employee to identify in writing which job he/she wishes to be recalled for. Employees may make changes to the list of jobs (add/delete) they will return to at anytime prior to receiving notification of recall from the Company. These changes must be made in writing through the Human Resources office.

                  D. The COMPANY has the right to train employees in any particular grouping provided such employees are the youngest untrained in seniority and provided further such employees are physically able to perform such jobs. The term "not physically able" as used herein shall mean that the subject employee has a permanent physical disability or condition that prevents him/her from performing his/her job in a satisfactory manner, and that this fact has been verified in writing by a physician.

                  E. (REFER TO PAY PLUS ADDENDUM) The COMPANY will train such senior employees as they request additional training in new jobs. Payment for training purposes will be at the existing base rate or labor grade rate of the new or old job, whichever is highest. When the employee earns piecework, he/she shall receive such.

                  F. (REFER TO PAY PLUS ADDENDUM) Refreshing of skills will be paid at average rate as follows:

                           Employees who have been off the job:

                             Less than 60 days off job    No training allowance
                             60 days - 6 months           12 hours training
                             greater than 6 months        24 hours training

                  G. Any employee who is trained on a new job may not declare himself/herself ineligible for such skill until he/she has made himself/herself available to the COMPANY for a minimum of eighteen (18) months.

                  H. Any employee assigned to his/her secondary skill must be assigned to such for a minimum of one (1) hour.

                  I. During layoff, any employee shall have the right to declare himself or herself eligible for any and all skills he/she has previously qualified for provided such skills will be available to the COMPANY for a continuous eighteen (18) month period thereafter.

                  J. (REFER TO PAY PLUS ADDENDUM) The borrowed man clause will be available whenever an employee is taken off his/her regular classification for the convenience of the COMPANY.

         In the event there is any conflict between the provisions of the above
Article VII and the remainder of this Agreement, the above shall govern.

         7.04     RIGHT OF RECALL

                  A. The COMPANY recognizes the principle of seniority (last laid off will be first recalled) in line with the following

                  B. The Company will return the most senior employee on lay off to such employee's former job classification, when an opening occurs in that classification, before placing the job up for bid provided the employee has specified in writing they would return to their former classification during a lay off interview. Employees will be recalled by seniority then priority.

                  C. IN THE EVENT A JOB is posted and there are no bidders, the most senior employee on lay off will be recalled for that job in line with information provided in the lay off interview.

         7.05 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure to report to the Employment Office within forty-eight (48) hours after the receipt of notice to report will result in the termination of seniority. Overnight letters to employees being recalled will read:

         "Job available.  UNION Contract requires you report within 48 hours"

The burden of proving delivery of notice by overnight mail to the employee's last known address shall solely be that of the COMPANY.

         7.06 CHANGE OF ADDRESS. It will be the duty of employees to keep the COMPANY advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in Section 7.05 shall have no recall rights to the then available job, but his seniority will not be forfeited until the UNION has been notified of his failure to respond in which event the UNION will have five (5) days in which to locate said employee. Failure on the part of the UNION to locate the employee within the above five (5) days will mean forfeiture of all seniority rights by the employee involved.

         7.07 DEFINITION AND NOTICE OF LAYOFF. A temporary layoff is when an employee is laid off for a period of more than eight (8) working hours but not exceeding five (5) working days. A "permanent" layoff is when an employee is laid off for more than five (5) working days. On permanent layoff, the COMPANY shall give a notice of five (5) working days.

         During the five (5) day working notice period, the employee who has been notified that he/she is to be laid off will share the available work in his/her classification with those who will be retained.

         When the hours of work reach a minimum of thirty-two (32) hours per week, a discussion will be held between the COMPANY and the UNION for the purpose of determining layoff.

         7.08 FURLOUGH. In order to provide a more reasonable work schedule for senior employees when hours are shortened due to lack of orders, the Plant Operations Manager will have the responsibility of placing on furlough those employees who are not needed to fill the daily production schedule. Furlough will be offered first on a voluntary basis according to seniority with the affected classification. If there are not enough volunteers, then the COMPANY will furlough the most junior employees(s) in the affected classification. The furloughed employees will be placed on surplus labor so as to make them eligible for unemployment benefits during such furlough period, if otherwise eligible. Employee health and dental insurance will be maintained in accordance with
Article XIV for the entire length of furlough. It is understood that a furlough may be for any length of time provided such does not exceed sixty (60) days at any given time. For record keeping purposes, the President for Local

#425 or his appointee will be notified of such furlough by letter signed by the involved Operations Manager.

         In the event, variation in customer demands requires employees to return from furlough earlier than announced, such return shall be offered first to the most senior employee in the classification being recalled; however, the senior employee will not be forced to return if there will still be junior employees on furlough within the classification. If the furlough turns into a permanent layoff, the most senior employee may choose to remain out of work on layoff status, with recall rights as granted in Section 7.04.

         With regard to recall from furlough, the COMPANY liability shall be limited to notification to the UNION that such employee could not be reached by telephone or was unavailable because of other commitments. Because state unemployment rules pay reduced benefits for partial unemployment, the plant or operations manager will project furlough time in multiples of five (5) working days. ANY FURLOUGH can be triggered at any day of the week. For example, if a holiday falls on Tuesday, the COMPANY will declare furlough to begin Wednesday and continue through for a continuous minimum of five (5) working days.

         Should a planned furlough affect a single employee a third time, the COMPANY and the UNION will meet to discuss the necessity prior to invoking furlough of the affected employee.

         7.09 JOB BIDDING. (REFER TO PAY PLUS ADDENDUM) When it is necessary to fill a new job or vacancy, such positions will be filled as follows:

         A. Check the return to former classification forms of employees presently on the active payroll.

         B. Vacant jobs will be posted for bid by shift, and awarded by seniority. Successful bidders who are changing shift only will not be held to the 10 month penalty if they are otherwise eligible to bid.

         C.       Position will be posted on the bulletin board for twenty-four
                  (24) hours. The COMPANY will award the job to successful bidder with most seniority. In order to be eligible to bid employee must have at least ten (10) months seniority, and must not have been the successful bidder on current job within last ten (10) months.

         D. It is agreed that the successful bidder will remain at his/her new job for a period of ten (10) months before being eligible to bid on another job. Successful job bidders will be transferred to their new job classification within thirty days. Lead positions will not be posted for job bids. If lead persons are designated for a classification they shall be paid $1.00 per hour above the highest rate of the classification(s) they are assigned to lead.

         E. It is agreed that the successful bidder will not be borrowed until he/she is qualified or reaches the end of the training period unless the department that the employee is transferring from is affected by absences.

                  The company and the Union committee shall mutually agree on an extended period to allow the Company sufficient time to train a replacement.

         7.10     DISQUALIFICATION.

                           A. In the event a successful bidder is unable to satisfactorily learn the new job in accordance with the learning curve, such employee may be placed on surplus labor for the first disqualification. In the event an employee twice fails to qualify on a job that was successfully bid for, such employee will be disqualified from further bidding.

                           B. Employees may be disqualified for bona fide physical reasons in which event they will go to surplus labor. The term "bona fide physical reasons" as used herein shall mean the subject employee has a permanent disability or condition that prevents such employee from performing the job in a satisfactory manner and such disability is verified in writing by a licensed physician.

         7.11 PROBATIONARY PERIOD. New employees shall be considered probationary employees until they have completed the probationary period of sixty (60) days. During the probationary period an employee may be discharged at the discretion of the COMPANY with or without cause. Any employee who completes his/her probationary period shall commence his/her seniority as of the date of employment and his/her seniority shall remain in full force and effect and shall accumulate thereafter until terminated, as herein provided. No employee shall be required to serve more than one (1) probationary period, provided such employee is rehired within one year. The COMPANY, however, retains the right to terminate such employee in the event he or she has not demonstrated the ability to successfully perform the job within 30 days of rehire.

         7.12 RETURN FROM PROMOTION OUT OF BARGAINING UNIT. In the event that an employee covered by this Agreement is promoted to a supervisory position or to any other position outside of the bargaining unit, and is thereafter transferred back into a classification within the bargaining unit, he/she shall be credited with the amount of seniority which he/she had acquired. He/she shall not be eligible to replace any employee other than the one with the least seniority in the classification in which he/she has experience.

         7.13 SENIORITY LIST. A basic seniority list shall be prepared containing the names of all employees who are covered by this Agreement and who have been in the employ of the COMPANY for sixty (60) days and the date of the commencement of their respective employment. Copies of this seniority list shall be posted on the bulletin boards by January 15, of each year, and a copy shall be delivered to the UNION. The seniority list shall be revised from time to time as necessary, and a list of deletions and hires shall be furnished to the UNION.

         7.14 CHANGE IN UNION REPRESENTATIVES. It is agreed that the UNION will keep the COMPANY notified at all times of the persons who are officers and shop stewards of the UNION.

                                  ARTICLE VIII
                                  ------------

                                      WAGES

                SKILL GROUP CLASSIFICATIONS AND LABOR GRADE RATE
                               JACKSONVILLE PLANT

         8.01 (REFER TO PAY PLUS ADDENDUM) The COMPANY and the UNION have agreed upon the following Labor Grade Rates and the job evaluation assignment to Labor Grade for all employees:

Skill                                       Dir      LABOR GRADE EFFECTIVE
                                                     ---------------------                                Weeks of
GROUP CLASSIFICATION                        IND      10/16/97 10/16/98  10/15/99 10/16/00                 TRAINING
--------------------                        ---      -------- --------  -------- --------                  --------

   I.    SEWING

         A. Border Machine Op.              Dir      9.19        9.49       9.79    10.09        6
         B. Quilt Machines          Dir              8.96        9.26       9.56     9.86                      8
         C. Box Spring Sewing               Dir      8.82        9.12       9.42     9.72                      8
         D. Mattress Sewing                 Dir      8.82        9.12       9.42     9.72                      8
         E. Miscellaneous Border Operts     Dir      8.75        9.05       9.35     9.65                      4
         F. Double Overcast                 Dir      9.02        9.32       9.62     9.92                      4

  II.    MATTRESS

         A. Close Mattress          Dir     9.60     9.90        10.20     10.50                  20
         B. Hog Ring                        Dir      8.89         9.19      9.49     9.79                      6

 III.    BEAUTYREST/HMB

         A. Ultrasonic Coilers              Dir      9.19         9.49      9.79    10.09                      8
         B. HMB Assembly            Dir     8.89     9.19         9.49      9.79                               4

 IV.     BOX SPRING

         A. Assemble Frame          Dir     8.89     9.19         9.49      9.79                               4
         B. Assemble Box Spring             Dir      8.89         9.19      9.49     9.79                      4
         C. Upholster Box Spring            Dir      8.89         9.19      9.49     9.79                      4

 V.      INDIRECT LABOR

         A. Warehouse                       Ind      9.40         9.70     10.00    10.30                      3
         B. Repair Quilt, Matt, Box Spring  Ind      9.40         9.70     10.00    10.30                      4
         C. Material Handler                Ind      9.03         9.33      9.63     9.93                      2
         D. Sweepers                        Ind      8.93         9.23      9.53     9.83                      1
         E. Packing Machine                 Ind      10.31       10.61     10.91    11.21                      4
         F. Lift Truck Operator             Ind      9.90        10.20     10.50    10.80                      4
         G. Cutter                          Ind      9.23         9.53      9.83    10.13                      4

 VI.     MAINTENANCE

         1. One Skill                       Ind      12.20       12.50     12.80    13.10
         2. Two Skills                      Ind      13.70       14.00     14.30    14.60
         3. Three Skills                    Ind      15.20       15.50     15.80    16.10

         Continuation of skills through approved accredited curriculum will be paid at .15 per hour.

         Qualifications & Training

         Due to the variety of functions that employees in the mechanics classification must perform, it is imperative that employees entering the classification have some formal education and training in maintenance functions. This training may be through high school vocational courses, technical schools, or community college courses, as long as the training can be verified by the school. Vacant positions in the mechanics classification will be posted for bid with qualifying skills that are necessary to enter into the job. To continue the training and education of mechanics in the classification, the COMPANY will use a tuition reimbursement program and reimburse employee costs of approved training with a passing (C) grade. Further, those employees who go beyond the three skill level will be eligible for an additional increase of .15 per hour on their base rate for each skill they attain through an approved accredited curriculum. Uniforms will be furnished to all employees designated in the mechanics classification at an equally shared cost between the COMPANY and each employee.

         8.02     HIRING RATE.

         A. (REFER TO PAY PLUS ADDENDUM) New employees will be hired at $8.50 effective October 16, 2000.

         B.       Progression: (REFER TO PAY PLUS ADDENDUM)

                  Incentive employees will receive either the hiring rate or their incentive earnings, whichever is higher, once they demonstrate that they can meet quality standards set by the COMPANY.

                  Hourly workers shall receive an increase of fifteen cents ($0.15) per hour after completing thirty (30) days with the COMPANY and shall receive an additional fifteen cents ($0.15) per hour after completing the 2nd thirty (30) days with the COMPANY and shall receive labor grade rate for their respective assignment after completing ninety (90) days with the COMPANY.

                  A rate of $7.50 was set for part-time and temporary employees, and no benefits, holidays or vacation days will be paid. At the time the COMPANY determines that a temporary position is full time, or at the end of one year (whichever comes first), the temporary job will be filled in accordance with the contract.

                  The COMPANY will not have part-time or temporary employees working if regular employees are not working all scheduled hours per week unless the regular employees have refused to work on the job being performed by the part-time or temporary employees.

                  The COMPANY has agreed that no more than ten (10) incentive employees will be classified as part-time or temporary. No limit will be set for the number of non-incentive classified.

         C.       Probationary Period.

                  New employees shall be considered probationary employees during the first sixty (60) days of service with the COMPANY and may be discharged for any reason during this period. If retained in employment after the expiration of the sixty (60) day probationary period, the seniority rating of new employees shall commence with the first day of their last employment with the COMPANY

         8.03 TRAINING RATE. (REFER TO PAY PLUS ADDENDUM) The training rate shall be $8.50 per hour for newly hired employees. Base rate will be paid for employees who are transferred or who are the successful bidders.

                  (i) Employees who are recalled, transferred, bids, bumped or rolled to another incentive job shall immediately receive the training rate where such training rate is provided or their incentive earnings for such job, which ever is higher. Any employee who is recalled, transferred, bids, bumped or rolled to a day work job shall immediately receive the top rate for the classification of said job.

                  (ii) In all cases involving transfer, bid, bump, roll or promotion, the employee or employees concerned shall receive a trial period of at least thirty (30) working days, provided the employee shows satisfactory progressive improvements. Such trial period may be extended by mutual Agreement BETWEEN THE COMPANY and the UNION. If the employee fails to show satisfactory improvement and is about to be disqualified, the UNION will be so advised immediately. If the employee and the UNION request an extension of time the COMPANY will consider such request.

         8.04 INCENTIVE COMPENSATION PLANS. (REFER TO PAY PLUS ADDENDUM) It is agreed that the COMPANY at any time may install an incentive compensation plan in any operation where in its judgment such a plan is practicable. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals depending upon the nature of the work, and will provide an earnings opportunity to experienced average employees twenty-five percent (25%) higher than the labor grade rate. It is further agree that the COMPANY may at any time discontinue and terminate all or part of any incentive compensation plan where in its judgment the incentives have proven unsound.

         If a new job is added or there is a change in method (change in method, means, or processes) so that the operator is required to work on a job for which there is no standard, he/she shall be paid his/her average hourly rate until a new standard is submitted for the time he/she spends on such unrated job.

         8.05 INVENTORY WORK: (REFER TO PAY PLUS ADDENDUM) The Company will select those employees best suited to work inventory, based on the following factors: (1) length of service and (2) qualifications (ability to read, write, compute, weigh and identify the components and products). Direct workers will be paid at average rate, indirect workers at base rate.

         8.06 GENERAL WAGE INCREASE: (REFER TO PAY PLUS ADDENDUM) A general wage increase of thirty-five (35) cents per will be granted effective October 16, 2001. The increase will be applied to the previous quarterly average and paid effective November 1, 2001. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.07 (REFER TO PAY PLUS ADDENDUM) A general wage increase of thirty
         (30) cents per hour will be granted effective October 16, 2002. The increase will be applied to the previous quarterly average and paid effective November 1, 2002. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.08 (REFER TO PAY PLUS ADDENDUM) A general wage increase of thirty
         (30) cents per hour will be granted effective October 16, 2003. The increase will be applied to the previous quarterly average and paid effective November 1, 2003. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.10 REACTIVATION OF OLD CLASSIFICATIONS. (REFER TO PAY PLUS ADDENDUM) Whenever an obsolete classification is reactivated, it is understood that all intervening wage adjustments shall automatically be added to the original rate thereof.

         8.11 ESTABLISHMENT OF NEW CLASSIFICATIONS. (REFER TO PAY PLUS ADDENDUM) In the event it becomes necessary to establish a new classification, the COMPANY and the UNION shall meet for the purpose of reaching agreement as to the rate for such classification.

         The COMPANY and the UNION, in an attempt to reach an Agreement, shall take into consideration similar classifications in the plant previously or presently in existence.

         If the parties fail to reach an agreement within three (3) working days, the resolution of the rate will be moved to expedited arbitration (in accordance with the procedure outlined in Article III). The COMPANY will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as an agreement is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms of this Agreement set forth in 7.09.

         8.12 BORROWED MAN. (REFER TO PAY PLUS ADDENDUM) When an employee is borrowed for the convenience of the COMPANY and given a type of work to perform on which he/she has not been qualified (previously earned incentive rate), then his/her rate shall be his/her average hourly earnings rate, provided such average rate is greater than his/her earnings on incentive or the hourly rate for the work being performed. In those cases where an employee is borrowed into a job on which he/she has been previously qualified, his earnings shall be at incentive rate for that job. The Refreshing of Skills chart will apply to these individuals. Employees who have been trained on a job may not delete themselves from that job unless it is mutually agreed upon by both the COMPANY and the UNION. With respect to training, seniority will be honored at the end of the training period established by contract if an employee is borrowed during the training period. Trainers will not be borrowed unless no one in the plant can do the job. Those frequently borrowed will be eligible for an additional $.15 on their base rate for additional skill qualification. The maximum number of skills carried would be limited to three, the employee's regular skill classification plus two additional skills.

         8.13 AVERAGE RATE COMPUTATION. (REFER TO PAY PLUS ADDENDUM) Individual average hourly earnings rates for employees working in incentive classifications will be computed quarterly by dividing the total number of hours that the incentive worker has worked, including average rate payment, if any, into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when the worker is in a holiday or vacation status, or time working any classification other than the worker's own. A copy of such average hourly earnings shall be made available to the UNION. Each year the COMPANY will advise the UNION, in writing, the specific dates which determine the period of earnings on which averages are based.

         In the event an employee has not established an average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

         8.14 WORK WAIT (REFER TO PAY PLUS ADDENDUM) If, due to absenteeism, mechanical failure, lack of materials (component or supplies), an incentive worker is required to wait for any continuous period of more than ten (10) minutes, after he/she has notified his/her foreman, he/she shall be compensated at his/her labor grade rate for all lost time.

         An incentive worker's work wait status shall commence only after he/she notifies his/her own foreman, who shall forthwith record the time. If the employee's own foreman is not available, he/she shall notify any other foreman.

         The COMPANY shall have no liability regarding this paragraph in the event of a breakdown of power outside the plant, or if inside the plant and not maintained by the COMPANY, general plant fire, act of GOD, act of public enemy, or because of conditions beyond the control of the COMPANY.

         8.15 ELECTRIC POWER FAILURE. (REFER TO PAY PLUS ADDENDUM) It is agreed that in the event of an electric power failure, employees will stand by their work stations until instructed by the COMPANY to either go home or to resume work. If the COMPANY, within one (1) hour after the moment of power failure, instructs the employees to either go home or to resume work, the employees will be paid at his base rate for the time lost within this one (1) hour.

         If the COMPANY does not instruct any employee within one (1) hour after the beginning of such power failure to either go home or to resume work, he/she will be paid for this loss of time in accordance with
         Section 4.09 if an incentive worker, and at the regular day work rate of his/her classification, if a day worker, for all time lost from the end of the first minute of power failure to the time he/she is instructed to either go home or to resume work.

         8.16     INJURED DURING WORK (REFER TO PAY PLUS ADDENDUM)

                  A. If an employee is injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the COMPANY nurse or COMPANY doctor during his regularly scheduled working hours, the COMPANY shall pay for the time spent in the treatment of such injury on the day the injury occurred at his/her average rate if an incentive worker or his/her hourly rate if an hourly worker. If either the nurse or doctor certifies that such injured employee is unable to continue work because of such injury, the COMPANY will pay for the balance of his/her scheduled shift at his/her average rate for incentive worker and hourly rate for hourly worker. If the doctor requests subsequent visit(s) during his/her regularly scheduled shift for the treatment of this injury, the COMPANY will pay for the time spent in this treatment at the employee's average rate for incentive worker and hourly rate for hourly worker. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the COMPANY's Personnel Department at a time consistent with the treating doctor's office hours.

                  B. The employee will be clocked out in time to make the appointment as scheduled. When the employee leaves the doctor or nurse, he/she will receive a release form that will show the completion time of the appointment. Upon returning to his/her department, the employee will present this form to his/her supervisor and will be clocked back in for return to work.

                  C. It is agreed that for all such visits off the COMPANY premises, upon request, the COMPANY will furnish transportation if the employee is unable to drive or has no means of transportation.

                  D. None of the sections of this paragraph are to be so construed that benefits will inure in addition to or pyramiding on disability payments or workers' compensation payments.

         8.17 WORK HARDENING PROCEDURES. (REFER TO PAY PLUS ADDENDUM) Any employee who has suffered a work related injury and has been released by his/her attending physician to return to work on a limited status will be placed on a job which he/she can physically perform without aggravating the injury. During this time he/she will be paid his/her quarterly average for twelve
                  (12) weeks, at the end of the twelve (12) weeks the case will be reviewed to determine if the employee continues on light duty or is placed on a Workers Comp rehabilitation scenario

                  Each situation will be reviewed and evaluated by management on an individual basis.

         8.18 UNION MEETINGS AND SCHEDULED OVERTIME. In the event a UNION meeting conflicts with a COMPANY schedule or work and such meetings cannot be rescheduled to a more convenient time, it is understood that the employees desiring to attend the UNION meeting may do so providing they return from the meeting directly to the plant and work the hours lost because of the interruption.

         EXAMPLE: The COMPANY schedules a regular workday of eight (8) hours plus two (2) hours of overtime, or a schedule from 7:00 a.m. to 5:30 p.m. The UNION calls a meeting at 3:30 p.m. that runs until 5:30, the employee who attended the two (2) hour UNION meeting must return to the plant and work the two (2) hours to assure the integrity of the COMPANY schedule. Failure to report after the meeting and work the two (2) hours will subject the offending employee to disciplinary action.

         8.19      OVERTIME AGREEMENT. (REFER TO PAY PLUS ADDENDUM)

                  A.       WITHIN CLASSIFICATION

                           Overtime for work regularly performed within any particular classification will be assigned as equally as practicable among qualified employees. Where questions arise, the most senior employee in this classification shall receive the first right of refusal. If there is an insufficient number of volunteers available, the COMPANY may assign the required overtime to the least senior employee until the required manpower needs are satisfied.

                  B.       PROJECT LABOR

                           1. Employees who are qualified to do work which is not directly related to the manufacture or shipping of the product (i.e: Project Labor), may request to be placed on a waiting list for such labor. Said list will be posted on a quarterly basis and the work will be distributed in as equal a basis as practicable. Employees who have performed such work during the week in which the work falls, including Saturday, will be given preference over those who have more seniority but who did not perform such work during the week. If an employee is unavailable to work when required, he/she will lose his/her turn.

                           2. The rate of pay for work performed outside the regular classification will be $9.50/hr. : see Appendix B Pay Plus Addendum

                  C. Company will provide a sign up sheet quarterly for employees that would like to volunteer to be called for overtime work, scheduled after the end of their regular shift. Failure to respond positively twice, would remove the employee's name from the list for the current calendar quarter only.

                  Employees must maintain current phone numbers in order to be reached by company for this type of overtime assignment.

                                   ARTICLE IX
                                   ----------

                             STANDARD ALLOWED HOURS

         9.01 INCENTIVE COMPENSATION PLAN. (REFER TO PAY PLUS ADDENDUM) It is agreed that the COMPANY, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented the Company will provide the incentive earnings opportunity for the Plant as a whole that will approximate the incentive earnings opportunity which existed prior to the implementation of the new incentive program. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals and will provide for skilled employees an incentive earning opportunity for increased productivity. Effective October 15, 1982, the standard allowed hour system will replace the price per piece

(piecework) system. It is recognized by the parties, however, that certain bonus plans such as packing, pre-loading, off-bearing, and allocating (shipping), and ultrasonic, etc. may nevertheless continue, inasmuch as special circumstances make it difficult to effect a conversion to SAH at this time. The Standard Allowed Hour System of Payment will be in effect at the plant.

         9.02 NEW OR VARIED JOBS AND OPERATIONS. (REFER TO PAY PLUS ADDENDUM) If a new job, new operation, or variation of an existing operation is set up, the foreman shall notify the shop steward and the operator's experience time shall begin on the date of this notification

         Whenever time studies are necessary, the floor observations of the COMPANY's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job. The operator who is to be time studied or analyzed will be paid his/her average hourly rate until a new standard is submitted.

         The COMPANY shall select an average operator, or as close to average as possible, for time methods analysis. Average is defined as an operator working at a normal pace under normal working conditions, with the skills required for the specific job. Until a new standard or incentive value is submitted, the employee who works on a unit for which there is no standard or standard allowed hour will be paid his/her average hourly rate for such unit.

         9.03 STANDARD ALLOWED HOUR. (REFER TO PAY PLUS ADDENDUM) In all cases, the SAH will be determined by dividing the TOTAL STANDARD MINUTES by a SIXTY
(60) MINUTE HOUR.

                     SAH per piece    =        TSM
                                               ---
                                                       60

         The Basic Rate of the Classification will be as stated herein.

         The BASIC PRODUCTION EXPECTANCY will be determined by dividing a SIXTY
(60) MINUTE HOUR by the TIME PER PIECE at one hundred percent (100%) rating increased by a ten percent (10%) rest, fatigue, and delay allowance (effective 10/16/94, the RFD factor on new or revised standards shall be twelve and one-half percent (12.5%)).

                  Basic Production Expectance             =        60 MINUTE HOUR
                                                                   --------------
                                                                   100% Time/Piece  Allowance Plus 10% RFD Allowance  (12.5% on new
                                                                   or revised standards after 10/16/94)

                  Basic Production Expectance x SAH = Hours Earned
                  Hours Earned x Base Rate = Rate per Hour

                          Example of Incentive Earnings
                      OPPORTUNITY OFFERED BY ABOVE FORMULA

                  1362 SAH =        TSM OF 8.1738
                                    -------------
                                    60 Minute Hour

                  7.3405 Pieces per hour

                  Basic Production Expectancy                 =        60 MINUTE HOUR
                                                                       --------------
                  (Cycle base minutes)                                 7.4307 (100% Time/Piece) plus
                                                                        .7431 (10% RFD Allowance)
                                                                       -------
                  TSM                                                  8.1731 (Total Standard Minutes)

                  A.       7.3405 pieces/hour 100% at 25% incentive pace equals 9.1756 pieces/hour
                  B.       9.1756 pieces @ SAH .1362 = 1.25 hours earned
                  C.       Base Rate - $6.18
                  D.       1.25 hours earned x Base Rate 6.18 = $7.72/hour
                  E.       Earnings/Hour    7.72
                           Base Rate                 6.18 = 125% incentive
                           Earnings opportunity at +25% incentive pace

         9.04     WRITTEN CONFIRMATION AND EFFECTIVE DATE OF SAH.
                  ----------------------------------------------

                  A. It is agreed that, whenever an SAH standard is computed, it shall be submitted in writing to the operator and become effective immediately. This computation may consist on an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The COMPANY will furnish a complete written prescribed job methods description to the UNION whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the COMPANY has a ninety (90) day period in which to adjust the time in the event such adjustment is necessary. If such time value is neither adjusted by the COMPANY nor grieved by the UNION, neither party can expect revision of such change after the expiration of ninety (90) days. No standard changes can be effected without a written job methods change.

                  B. The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

         9.05 PROCEDURAL INTERPRETATION OF SECTION. (REFER TO PAY PLUS ADDENDUM) Current standards are guaranteed unless the COMPANY makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

         In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

         Where the change represents less than five percent (5%) of the cycle base minutes, the COMPANY will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The COMPANY may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken, where standards were set by negotiations, or where element breakdown was not measured, or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content, the COMPANY will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated, all other changes from the time the standards were last established will, of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly, it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH on the basis of current labor grades or basic rates.

         In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding, must be initiated in writing by the Time Study Department. For identification purposes, the COMPANY, on October 15, 1973, installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated UNION official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

         9.06     GRIEVANCES REGARDING INCENTIVE STANDARDS

                  A. (REFER TO PAY PLUS ADDENDUM) Before submitting any grievance on an SAH standard, the operator will work at the submitted standard for a period of at least thirty (30) calendar days.

                  B. (REFER TO PAY PLUS ADDENDUM) If, after thirty (30) calendar days from the date on which the standard is submitted, the operator(s) is not satisfied with the standard, such operator(s) shall have the right of protesting said standard by submitting a written complaint in accordance with the grievance and arbitration procedure of this Agreement, provided this right is exercised within a period of ninety
                           (90) calendar days from the date the standard was originally submitted. Failure to exercise this right of protest within the above-described ninety (90) calendar days shall constitute an automatic acceptance of the submitted standard. Whenever a standard has been automatically accepted by failure of the UNION to initiate action under the grievance and arbitration procedure within ninety (90) days, no new grievance can be submitted in connection with this particular standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

                  C. If the COMPANY Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the grievance and arbitration procedure to determine whether or not the standard as established is contrary to the provisions of this Agreement.

                  D. It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the COMPANY's clocking analysis the impartial chairman described in
                           Section 3.07 must be a qualified time study engineer. The findings of the impartial chairman shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted.

         9.07 AVAILABILITY OF TIME STUDY DATA. The COMPANY agrees that it will conform to the law with respect to making available such time study data as may be needed by authorized UNION officials from time to time in the course of processing grievances under this Agreement with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that COMPANY means, methods, and production processes will never be revealed to parties not bound by this Agreement. The UNION time study engineer and the COMPANY time study engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

         9.08 UNION TIME STUDY ENGINEER. Whenever a local UNION party to this Agreement desires to have the International UNION designated time study engineer visit the plant in order to verify COMPANY standards or job content as the consequence of a grievance by that local UNION, the procedures will be as follows:

                  A. The UNION counsel shall write the COMPANY Senior Vice President - Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

                  B. The COMPANY designee will respond by either selecting from the UNION list or by offering alternative dates.

                  C. Once the above two (2) designees complete arrangements, they will notify their respective local COMPANY and UNION representatives the agreed upon dates for the visit.

         9.09 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the COMPANY will, whenever feasible, set incentive job standards by use of pre-determined, pre-leveled time values, i.e., use of a data bank.

         To ensure greater objectivity, the COMPANY will detail and define more completely the methods involved in each operation.

                                   ARTICLE X
                                   ---------
                                  PAID HOLIDAYS

         10.01 HOLIDAYS OBSERVED. The following paid holidays shall be celebrated:


                                    New Years Day
                                    Martin Luther King's Birthday
                                    President's Day
                                    Good Friday
                                    Memorial Day
                                    Independence Day
                                    Labor Day

                                    Thanksgiving Day
                                    Friday after Thanksgiving Day
                                    Day before or after Christmas as indicated by the COMPANY
                                    Christmas Day

         10.02 ELIGIBILITY. In order to be eligible for the holiday payment, an employee must have completed his/her probationary period on the day of the holiday and have worked the last scheduled work day before and the first scheduled work day after the holiday, for a minimum of four (4) hours.

         10.03 LEAVE OF ABSENCE. When an eligible employee is on an approved leave of absence which does not exceed (30) days and a holiday occurs during this period, he shall receive pay for such holiday. (Employee would be eligible for one two-day holiday, if applicable.)

         10.04 SUNDAY HOLIDAYS. In applying this procedure, when any of the above-enumerated holidays falls on Sunday and the day following is observed as the holiday by the state or federal government, it shall be paid as such holiday.

         10.05 TENTH PAID HOLIDAY. It is understood that the COMPANY shall notify the UNION thirty (30) calendar days in advance whether the tenth (10th ) paid holiday is the day before or the day after Christmas Day each year.

         10.06 HOLIDAYS ON SATURDAY. The COMPANY agrees that whenever a holiday falls on Saturday it shall, at the discretion of the Operations Manager, be celebrated on either the preceding Friday or the following Monday. Notice of the date selected will be posted two (2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

         10.07 HOLIDAY PAY. Holiday pay shall be included in the pay check for the pay period in which the holiday falls.

         10.08 HOLIDAYS DURING APPROVED VACATION. When any of the above holidays fall within an eligible employee's approved vacation period and the employee is absent from work during his regularly scheduled work week because of such vacation, the employee shall be paid for such holiday in addition to vacation pay and shall have such day off.

         10.09 MULTIPLE HOLIDAYS ON SAME DAY: If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

         10.10 PAY RATE. (REFER TO PAY PLUS ADDENDUM) Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in
Section 8.13 for incentive workers; day workers will be paid at eight (8) times the employees regular day work hourly rate. Shift premium shall be included in holiday pay computation for eligible employees. New employees (after qualified) will be paid the average of the last two (2) full weeks if the average is over the base.

         10.11 OVERTIME AND PREMIUM PAY. For purposes of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

                                   ARTICLE XI
                                   ----------

                                 PAID VACATIONS

         11.01 VACATION. The COMPANY will grant paid vacation to employees as follows:

                                    (a) Employees with from one (1) to three (3)
                           years of continuous service shall receive an annual week of vacation with pay for forty (40) hours if otherwise eligible;

                                    (b) Employees with three (3) to twelve (12)
                           years of continuous service shall receive two (2) weeks of vacation with pay for eighty (80) hours if otherwise eligible;

                                    (c) Employees with twelve (12) to eighteen
                           (18) years of continuous service shall receive three
                           (3) weeks of vacation with pay for one-hundred twenty
                           (120) hours if otherwise eligible;

                                    (d) Employees with eighteen (18) or more
                           years of continuos service shall receive four (4) weeks of vacation with pay for one-hundred sixty
                           (160) hours if otherwise eligible;

                  (e) Full vacation benefits will be paid to those who are otherwise eligible in the following circumstances:

                                    (1)      To the employee's estate in the
                                             event of the death of the employee;

                                    (2)      To the employee in the year of his
                                             or her retirement.

                  (f) The COMPANY will pay one additional week vacation pay at vacation rate for employees with twenty five (25) or more years of seniority with no additional time off.

         11.02 PAY RATE. (REFER TO PAY PLUS ADDENDUM) Pay for each week of vacation will be figured at forty (40) times an employee's average hourly earning rate of the previous quarter if an incentive worker and the employee's regular hourly rate if paid on an hourly rate, excluding overtime premiums.

         11.03 INTERMITTENT VACATION. Full vacation benefits will be paid to all employees who work at sometime during the calendar year with the exception of employees who are on a layoff status or who quit or are discharged. Those employees will be paid on a prorated basis of 1/12 for each month worked (five
(5) working days will be considered a month worked, 1/12 credit).

         A. Any employee returning from an approved leave of absence must work sixty (60) days to be eligible to take vacation time.

         B. If an employee returns in December he/she will receive full vacation benefits for that calendar year provided sixty (60) days are worked upon return.

         C. Employees who have returned from a Leave of Absence may sell one week of vacation with no time restrictions. Requests to sell additional weeks will be reviewed and granted by management on an individual basis.

         D. Beginning in 1998, employees entitled to 80 hours (2 weeks) of vacation or more may take one (1) week of vacation at eight
                  (8) hour intervals (by days) with one (1) week or more notice and seniority permitting. Time of payment for this week is to be determined.

         11.04 PLANT SHUTDOWN AND STAGGERED VACATION. The COMPANY shall notify the UNION, no later than January 1 of each vacation year, whether the plant will shut down or whether there shall be staggered vacation on an individual employee basis. Prior to January 1 of each year, vacations for eligible employees will be scheduled by classification and seniority in accordance with period January 1 to December 31. If the COMPANY decides on plant shutdown, those employees who had their vacation time earlier and are not eligible for any more vacation time during the year, and not required to work during the shutdown, will be furloughed during the plant shutdown.

         The COMPANY may elect to ship finished products, modify, maintain, or install equipment and manufacture process or finished product in order to balance work flow, satisfy customer needs, or balance production schedules and stock during a shutdown for vacation purposes.

         11.05 ELIGIBILITY. Eligibility for vacation will be determined by measuring the year of earned vacation benefit pay from the anniversary date of hire, rather than by calendar or fiscal year.

         11.06 SCHEDULING OF STAGGERED VACATIONS. If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that third and fourth weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the COMPANY their preferences for vacation dates during the month of December of each year. At that time also, employees eligible for a 3rd week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August and September may occasionally be arranged when the Staff Representative can mutually agree to such with the Operations Manager or the Human Resources Manager.

         11.07 NO ACCUMULATION. Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered and money may be taken in lieu of vacation provided the COMPANY will advise the UNION of the reason for such prior to payment of the vacation money to the employees involved.

         11.08 SHIFT PREMIUM. Shift premium will be included in vacation pay computation for employees otherwise eligible.

                                   ARTICLE XII
                                   -----------

                              ABSENTEES - NO REPORT

         Any employee who does not report for work on any work day shall report the reason thereof to the Personnel Manager, or his foreman, within three (3) hours after the beginning of his work shift. This report is to be made by telephone or written note. The following schedule of reprimands will prevail for any employee who does not report as per above:

                  First offense                      Written reprimand
                  Second offense                     One day layoff
                  Third offense                      Two days layoff
                  Fourth offense                     Discharged permanently

                                  ARTICLE XIII
                                  ------------

                                UIU PENSION TRUST

         UIU Pension Trust provides employees represented by the Union with certain pension benefits as are from time to time determined by the Trustees. The parties to this Agreement desire that the pension benefits now granted and which may hereafter be granted by the Trustees be provided to the employees covered by this Agreement.

         The Company agrees, therefore, beginning with the month of November 1988, and for each month thereafter for the duration of this Agreement, to contribute, by no later than the tenth (10th) day of each month, to the UIU Pension Trust a sum a money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this Agreement during the said immediately preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediately preceding month. The Company shall transmit to said Trust, with each contribution, a "Contribution Report," on the form furnished by the Trust which the Company shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The Company further agrees to supply to the Trust such information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve (12) months shall be considered. Thereafter, the Company will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees who have been previously covered under the UIU Pension Trust in which event the Company shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

         For the purposes of this clause only, a part time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work a full work week but who might be working shorter hours due to lack of work, sickness, etc. Part time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to employ part time employees or as an indication of what other clauses of this Agreement might or might not apply to certain employees.

         In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process of law or arbitration and if either suit or arbitration is initiated, the debt owing to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

         In consideration of the Company's aforesaid contributions to the Trust as herein above provided and for so long as the Company's participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the Company's first said contribution and continuing for such part of the duration of this Agreement as the Company fully complies with the terms of this clause in all respects, extend and make available to employees covered by this Agreement the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If, during the life of this Agreement, the Company's participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this Agreement shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the UIU Pension Trust, but at a cost of the Company not to exceed to the cost of the contribution hereunder.

                                   ARTICLE XIV
                                   -----------

                       THE UNITED STEELWORKERS OF AMERICA

                             HEALTH AND WELFARE FUND

The Company will allow retired employees to continue Health Benefits until such time as the retiree reaches medicare eligible age, provided the Steelworkers Health and Welfare Fund allows such participation, and further provided the retiree pays the full premium for the coverage, and further provided the only obligation or responsibility of the company is to accept and forward the retirees full premium payment to the fund. The company shall not be liable for any actions under this provision.

The procedure listed above will continue for a maximum of 24 months at which time The Steelworkers Pension Fund will begin making the required deduction from the pension payment of the retiree and submitting payment to the Health ad Welfare Fund

         14.01 BENEFIT PLAN(S). The parties to this Agreement desire that the benefits now granted by the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund, hereinafter "Fund," in their plan of benefits designated as Medical Plan E, Prescription Drug, Dental Plan, Accidental Death and Dismemberment and Short Term Disability as more fully described in the Participation Agreement be provided to the employees employed in the Union's bargaining unit.

         14.02 CONTRIBUTION RATES. The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The Company shall each and every benefit month make the following monthly contribution to the Fund on each and every eligible employee who elects benefit coverage.

         Effective November 2001, the Health Insurance premiums for employees will be as follows:

         EMPLOYEE ONLY COVERAGE     MEMBER PLUS ONE        FAMILY
         $32.00/month PPO           $65.00/month PPO       $90.00/month PPO
         $85.00/month Plan E        $178.00/month Plan E   $234.00/month Plan E



                           The Employer and the Union shall have the right to
                  confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the Employer and the Union with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. Any increase in total insurance premium costs in the second year which exceeds five (5%) percent over the total insurance premium costs in the first year will give the Company the option to cease participation in the USWA Health and Welfare Fund. This same option will apply if the total insurance premium costs in the third year exceed by more than five (5%) percent the total insurance premium costs from the second year. The cost sharing ratios for any increase in premiums up to the 5% cap shall be those ratios as determined by the ratios effective November 1, 2001. If the Company opts out, the Company and the Union reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

         14.03 ELIGIBILITY. Eligible employees are all full time employees employed within the Union's bargaining unit who have completed thirty
         (30) days employment prior to the first calendar day of the benefit month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

                  A. Disability due to sickness or accident, up to a maximum of six (6) months per disability;

                  B.       Vacation; or

                  C. Attendance at Union or fund Convention, seminar or grievance hearing.

                 The Company is not required to make a contribution on an employee whose employment is terminated during the wage month.

         14.04 EMPLOYEE CONTRIBUTIONS. Each such employee must, in writing, authorize the Company to deduct the employee's contributions from the employee's wages and to transmit same to the Fund. When supplied with such a written authorization, the Company agrees to make the required deductions and to promptly transmit same to the Fund. Employee contributions are due at the same time as the Company contributions.

                  Employees who refuse or neglect to provide the Company with the necessary written authorization to deduct the required employee contributions will receive no Fund coverage. In those cases in which an employee has supplied the Company with the required written authorization but because of lack of wages the Company is unable to deduct the employee contribution for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the Company for transmittal to the Fund the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

         14.05 SICKNESS AND HEALTH AND LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage during the defined time period, the Company will make a monthly contribution to the Fund of $46.89 for sickness and accident coverage and life insurance coverage as provided by The United Steelworkers Of America Health and Welfare Fund Trust.

         14.06 PAYMENT OF CONTRIBUTIONS. Contributions are due from the Company on the tenth (10th) day of the benefit month, commencing with the month of November 1994 and each and every month thereafter so long as this Agreement is in force.

         14.07    COVERAGE.

                  A. HOSPITAL AND MEDICAL BENEFITS. Coverage for newly hired employees and any named dependents will begin on the first (1st) day of the month following completion of thirty (30) days of employment. Previously covered employees shall be covered the first (1st) day of the calendar month following their return to work.

                  B. DISABILITY BENEFITS. Newly hired employees shall be eligible for sixty percent (60%) indemnity payment if disabled after completing six (6) months of employment.

                  C. These provisions for newly hired employees shall not apply in the case of those employees who have been "previously covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

         14.08 ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE. Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within thirty-one (31) days of birth.

         14.09 REQUIREMENTS. The Company shall transmit to the Fund with each contribution a contribution report on the form furnished by the Fund on which the Company shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month.

                  The Company further agrees to supply to the Fund such further information as may from time to time be requested by it in connection with the benefits provided by said Fund to said employees and to permit audits of its books and records by the Fund for the sole purpose of determining compliance with the terms and conditions of this Agreement.

         14.10 HOLD HARMLESS. The Company agrees solely to make the contributions required by the terms of this Agreement. The Union and The United Steelworkers of America Health and Welfare Fund agree to hold harmless and indemnify the Company from any and all claims, grievances, lawsuits, actions at law or inequity relating to the Plan except a claim that the Company has not paid the contribution required by this Agreement.

                  The Company does not agree to be bound by, and expressly disavows any obligations imposed upon the Company by, the provisions of any Trust Agreement or other document pertaining to The United Steelworkers Of America Health and Welfare Fund to which the Company is not a signatory party.

         14.11 REINSTATEMENT OF COVERAGE. The Fund may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the Fund by the Company are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the ten (10) day period following the date of reinstatement.

         14.12 PART TIME EMPLOYEES. For the purpose of Fund coverage, a part time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this Agreement, which definition does not include regular full time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part time employees shall not receive Fund coverage nor shall the Company pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to hire part time employees.

         14.13 AUDIT RIGHTS. The Company shall have the right to audit The United Steelworkers Of America Health and Welfare Fund periodically.

         14.14 AVAILABILITY OF BENEFITS. In consideration of the Company's aforesaid payment to said Fund as herein above provided, the Union warrants the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund will, beginning on the date of receipt by the Fund of the Company's first said payment, and during such part of the life of this Agreement as the Company fully complies with the terms of such Agreement in all respects, extend and make available to Company's said employee the benefits for which employees are eligible under the above-designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the Company has not paid the required contribution to the Fund except as, and only to the extent otherwise required by an applicable state disability benefit insurance law.

                                   ARTICLE XV
                                   ----------

                                  JURY SERVICE
                          (REFER TO PAY PLUS ADDENDUM)

         Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the COMPANY for the difference between the daily jury pay and average hourly earnings as computed in Section 8.13 if an incentive worker or the hourly day work rate for the classification if a day worker of the employee based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

                                   ARTICLE XVI
                                   -----------

                                 BEREAVEMENT PAY

         16.01 DEFINITION. Bereavement pay will be granted up to a maximum of three (3) days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, grandparents, father-in-law, brother, half brother, sister, half sister, grandchildren, spouse, or child. No pay shall be granted if an employee fails upon request to furnish the COMPANY with reasonable proof of death and relationship.

         16.02 PAYMENT. (REFER TO PAY PLUS ADDENDUM) The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average hourly rate if an incentive employee and at the classification rate of pay if a day worker.

                                  ARTICLE XVII

         BULLETIN BOARDS

         17.01 BULLETIN BOARDS. The UNION may put up bulletin boards at locations specified by the COMPANY for the following non-controversial UNION announcements:

                  A.       Notice of UNION recreational or social affairs;

                  B. Notice of UNION nominations or elections and results of such elections and nominations;

                  C.       Notice of UNION appointment;

                  D.       Notice of UNION meetings;

                  E.. Notices pertaining to The United Steelworkers Of America Health and Welfare and UIU Pension Programs.

         17.02 POSTING OF NOTICES. The UNION agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the UNION and he alone shall have the power to post such notices on behalf of the UNION and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks.

         Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the COMPANY Operations Manager, or to the Human Resources Manager where there are such officials. Any of the aforementioned representatives of the COMPANY may remove from the bulletin board any notice which does not conform to the requirements of this article.

                                  ARTICLE XVIII
                                  -------------

                                 MILITARY CLAUSE

         The COMPANY agrees to comply with all applicable laws relating to re-employment rights of employees called or volunteer for military duty.

                                   ARTICLE XIX
                                   -----------

                              EMPLOYEE BIRTHDAY PAY

         Each employee who meets the requirements for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 8.13) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday, the employee will nevertheless receive the abovementioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen
(15) calendar days following the layoff.

         Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1 will receive a $100 birthday check, exclusive of payroll deductions. If not elected by January 15, the appropriate clauses of the contract will apply.

                                   ARTICLE XX
                                   ----------

                          EQUAL EMPLOYMENT OPPORTUNITY

         The COMPANY provides equal employment opportunity to qualified persons without regard to race, color, religion, national origin or ancestry, age, sex (including pregnancy and any illness arising out of and occurring during the course of pregnancy, childbirth, or related to medical condition), disability, or veteran status except where religion, sex, national origin, or age is a bona fide occupational qualification or where a bona fide seniority or merit system affects compensation, terms, conditions or privileges of employment. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits, and participation in all COMPANY sponsored employee activities.

         We are opposed to all forms of harassment including sexual, racial, ethnic, or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap, or veteran's status may constitute harassment. Claims of harassment which come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate Supervisor or your Human Resources Manager or your Operations Manager. A confidential investigation will be conducted.

                                   ARTICLE XXI
                                   -----------

                                  SAVING CLAUSE

         21.01 SEPARABILITY. If any provision of this Agreement is invalid or illegal in any state, then such provision shall be considered to be deleted in its entirety or to be inoperative in said state in which it is illegal or invalid and the remaining provisions of this Agreement will continue in full force and effect.

         21.02 FEDERAL AND STATE LAWS. The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this Agreement shall be construed to prevent the COMPANY from taking actions necessary to comply with federal law. Further, to the extent any provision of this Agreement conflicts with a federal statute or regulation, the federal law shall govern.

                                  ARTICLE XXII
                                  ------------

                          SEVERANCE AND PLANT CLOSINGS

         In the event the COMPANY decides to close this facility presently organized by the United Steelworkers, sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing USWA Health and Welfare Fund benefits as outlined in Article XIV of the Collective Bargaining Agreement for an additional four (4) months, and the COMPANY shall be responsible for the payment of the contributions for the four
(4) month period of coverage.

                                  ARTICLE XXIII
                                  -------------

                      DURATION AND TERMINATION OF AGREEMENT

         23.01. EFFECTIVE DATES. This Agreement shall be in full force and effect from October 16, 2001 until October 15, 2004.

         23.02. ENTIRE AGREEMENT. The parties agree that there shall be no re-opening of this Agreement and that this Agreement constitutes the entire Agreement between the parties and at no time during the life of this Agreement shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this Agreement and as to matters covered by this Agreement only in the manner and to the extent herein provided.

         23.03. MODIFICATION OR TERMINATION. This Agreement, when signed by the officers of the COMPANY and the UNION, shall become effective as described above for a period of four (4) years and shall continue to remain in full force and effect from year to year thereafter, unless written notices is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the Agreement be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified Agreement. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.


                                  ARTICLE XXIV

                               CONTRACT RE-OPENER

         The Company will introduce a new incentive pay plan during the term of this agreement. The Plan is called "Pay Plus". Certain features of the Plan remain undetermined as of October 15, 1997. Therefore, the parties agree that during the term of this agreement there will be a limited re-opener regarding aspects of the Plan. The Company will notify the Union not less than forty-five
(45) days prior to the implementation date of the Pay Plus Plan at the Jacksonvillle facility. During this forty-five (45) days period, the Company and Union will meet to discuss such Pay Plus matters as (but not limited to) base rates, rates paid to successful bidders and employees affected by layoffs, average rate computations, borrowed man rates, movement within pay ranges, starting rates, wage ranges, pay rates for non work time such as vacations, holidays, jury duty and bereavement, grieving new standards and revisions to
Article IX Standard Allowed Hour. The forty-five (45) day period may be extended by mutual agreement.

         Notwithstanding Artcle V, if agreement is not reached regarding the matters to be discussed during the forty-five (45) days or extension thereof, the parties are free to exercise their rights to engage in activity in support of their respective positions. In the case of the Union this shall include, but not be limited to, a strike or other legal means in support of its position. In the case of the Company this shall include, but not be limited to, implementation of the Plan, a lockout, and/or in the case of a strike, the hiring of replacements. The right to strike shall not give rise to a sympathy strike in support of employees at other Simmons plants where the Pay Plus Plan is implemented or in the process of being implemented. Further, the Union agrees to provide a ten (10) day written notice prior to the commencement of a strike; and the Company agrees to provide a ten (10) day written notice prior to the commencement of a lockout.

The parties agree that a Pay Plus plan was implemented under Article XXIV of the Labor Agreement with a term of October 16, 1997 until October 15, 2001. The parties further recognize that a new but yet unnamed Pay Plan is being designed and will not be completed prior to conclusion of negotiations or the expiration of the current agreement. Therefore, the parties will continue to abide by the provisions of Article XXIV Contract Re-Opener and Jacksonville Pay Plus Bonus Adeendum May 25, 1999, language during the term of the new or successor agreement and when a new Pay Plan is introduced the parties will abide by the terms and conditions of Article XXIV in the same manner as they did when the Pay Plus Plan was introduced.

Finally, nothing in this re-opener provision should be construed as limiting the Company's rights under Article IX.

MISCELLANEOUS

- CAMERAS - Mounted cameras will be used for security purpose only.

- PAYCHECK SHORTAGE - The company will correct pay check shortage as follows:

         (1) 1. Any shortage of fifteen (15) dollars or less will be adjusted not later than the next regular pay.

         (2) Any shortage over fifteen (15) dollars will be adjusted immediately at the time it is brought to the attention of the company.

-        LIST OF NEW HIRES

         Local Union President to receive from company, on a monthly basis, a list of active new hires for the previous month

-        SEPARATION OF HOG RINGERS:

         Separate hog ringers into two (2) job classifications as follows:

         (1)      HMB hog ringer

         (2)      Mattress finish hog ringer

     As soon as practicable but not later than thirty (30) days from ratification of this contract. Each employee, currently hogringing, will be given a choice of which classification they wish. Assignments will be made based on the senior employee's choice and choices continue down the seniority roster.

     Company will rotate one team a time from each department in order to ease the transition.

     In the event the Company decides to combine both hog ring operations, will refer to Article 8.11.

-        SEPARATION OF CLASSIFICATION: COVER CAGE

         Separate Cover Cage from Material Handler classification as follows:

         Group Classification: Class III
         New classification: Cover Cage Technician
         New Rate: $12.00

- UNIFORMS - The company will provide uniforms for mechanics and coil operators after the satisfactory completion of the probationary period





IN WITNESS WHEREOF, the parties hereunto set their hands and seals as herein before stated, this ____ day of _________ , 2001.


THE UNITED STEELWORKERS OF               SIMMONS COMPANY
AMERICA, AFL-CIO, CLC
------------------------                 ---------------------------------
Leo W. Gerard                            Ken Barton
International President                  Executive Vice-President

                                         Human Resources


----------------------------------       ---------------------------------
James English                            Andy Cuppia
Secretary/Treasurer                      VP of Operations, Eastern Division


----------------------------------
Richard H. Davis                         ---------------------------------
International Vice-President             Ed Stohr
                                         Operations Manager


----------------------------------       ---------------------------------
Leon Lynch                               Awilda Rodriguez
Vice President, Human Affairs            Human Resources Manager


----------------------------------
Claude Karr
Staff Representative


----------------------------------
Homer Wilson
District 9, Director


----------------------------------
David Caldwell
Chairman of USWA Negotiating Committee

LOCAL UNION #425


----------------------------------
Allen Miller
President Local 425


----------------------------------
Larry Wages
Vice-President Local

                                  JACKSONVILLE

                                  APPENDIX "A"

                      ARBITRATORS FOR EXPEDITED ARBITRATION

                               GENERAL ARBITRATORS

                                 Richard Adelman
                                   Jack Clarke
                                David Concepcion
                                  Donald Crane
                                 William Heekin
                                  I. B. Helburn
                               Diane Dunham Massey
                                 Elvis Stephens
                                Michael Rappaport
                                  David Vaughn

                             TIME STUDY ARBITRATORS

                                Herman Birnbrauer
                                  John Lillich
                                Louis Imundo, Jr.
                               Lawrence Mann, Jr.
                                 James Reynolds

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                      MEMORANDUM OF UNDERSTANDING REGARDING
             THE SUBSTITUTION OF THE SIMMONS MANUFACTURING CO., LLC,
             FOR SIMMONS COMPANY IN COLLECTIVE BARGAINING AGREEMENT
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         WHEREAS, the United Steelworkers of America, AFL-CIO, CLC, and its
Local Union No. 425, and Simmons Company have entered into a collectively bargained Labor Agreement commencing October 15, 2001 through October 15, 2004, for certain employees at its plant located at Jacksonville, Florida;

         WHEREAS, effective December 31, 2001, the Simmons Company employees represented by Local No. 425 will, for corporate tax purposes, become employees of The Simmons Manufacturing Co., LLC, and;

         WHEREAS, because said represented employees will, on December 31, 2001, become employees of The Simmons Manufacturing Co., LLC, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in said Labor Agreement, and shall therefore, be bound by the terms and conditions of said Labor Agreement.

         NOW THEREFORE BE IT RESOLVED; that effective December 31, 2001, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in the Labor Agreement, and The Simmons Manufacturing Co., LLC shall recognize and assume the legal obligations of the Labor Agreement, and;

         FURTHER RESOLVED; that effective December 31, 2001, on behalf of Simmons Company, The Simmons Manufacturing Co., LLC, and the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 425, the undersigned acknowledge their agreement as to the binding nature of their collectively bargained Labor Agreement on The Simmons Manufacturing Co., LLC.


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Daniel P. Murphy

Counsel for Simmons Company and The Simmons Manufacturing Co., LLC

Dated this _____ day of February 2001.


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David Caldwell

The United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 425

Dated this _____ day of February 2001.

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